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COMMON STOCK                                                         SHARES
                                                               -----
CERTIFICATE NO.            OSAGE FEDERAL FINANCIAL, INC.       CUSIP
                  --------                                           -------

                              INCORPORATED UNDER THE
                             LAWS OF THE UNITED STATES


                                             SEE REVERSE FOR CERTAIN DEFINITIONS

       THIS
       CERTIFIES
       THAT

       IS THE
       OWNER OF

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                         $0.10 PAR VALUE PER SHARE, OF

                         OSAGE FEDERAL FINANCIAL, INC.

          The shares evidenced by this certificate are transferable only on the stock transfer books of the Company by the holder of record hereof in person or by duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented thereby are issued and shall be held subject to all of the provisions contained in the Company's Charter and Bylaws, as from time to time amended, (copies of which are on file with the Company), to all of which the holder, by their acceptance hereof, hereby assents. These shares are nonwithdrawable and are not of an insurable type. This certificate is not valid unless countersigned and registered by the Company's transfer agent and registrar.

          THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

         In Witness Whereof, the Company has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


-------------------------                  -------------------------------------
Frances Altaffer                                       Mark S. White
   Secretary                 [SEAL]        President and Chief Executive Officer


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
                          OSAGE FEDERAL FINANCIAL, INC.

         The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

         The Charter of the Company prohibits any person (other than Osage Federal MHC) from directly or indirectly acquiring or offering to acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Company. This limitation does not apply to the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by any tax-qualified employee stock benefit plans of the Company. Any shares acquired in violation of this provision shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. Such provision will expire five (5) years from the date of the completion of the conversion of Osage Federal Savings and Loan Association from the mutual to the stock form.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -         as tenants in common      UNIF TRANS MIN ACT -                 Custodian
                                                                 ---------------           ------------
                                                                       (Cus)                 (Minor)
                                                                       under Uniform Transfers to Minors Act
TEN ENT -         as tenants by the entireties
                                                                       --------------------
                                                                               (State)
JT TEN  -         as joint tenants with right of
                  survivorship and not as tenants
                  in common

         Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED                hereby sell, assign and transfer unto
                            --------------
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

         shares of the common stock represented by the within certificate and do
--------
hereby irrevocably constitute

and appoint                                        Attorney to transfer the said
            --------------------------------------
shares on the books of the within named corporation with full powerof substitution in the premises.


Dated                                  X
      --------------------              -----------------------------------
                                       X
                                        -----------------------------------

         NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.


SIGNATURE(S) GUARANTEED:                     -----------------------------------
                                             THE SIGNATURE(S) SHOULD
                                             BE   GUARANTEED   BY  AN   ELIGIBLE
                                             GUARANTOR    INSTITUTION    (BANKS,
                                             STOCKBROKERS,   SAVINGS   AND  LOAN
                                             ASSOCIATIONS,   AND  CREDIT  UNIONS
                                             WITH   MEMBERSHIP  IN  AN  APPROVED
                                             SIGNATURE    GUARANTEE    MEDALLION
                                             PROGRAM)  PURSUANT  TO S.E.C.  RULE
                                             17Ad-15.
Countersigned and Registered:
                                             Transfer Agent and Registrar


                                             By:
                                                 -------------------------------
                                                  Authorized Signature